Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Tecogen Inc. of our report dated March 30, 2016, relating to our audits of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Tecogen Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
December 21, 2016